Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MOGU Inc. of our report dated August 1, 2018 relating to the financial statements, which appears in Amendment No. 3 to the Registration Statement on Form F-1 (No. 333-228317) of MOGU Inc.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China
January 30, 2019